Exhibit 99.1

Date: September 1, 2017

FOR IMMEDIATE RELEASE

Horizon Bancorp Announces Closing
of Lafayette Community Bancorp Merger

Michigan City, IN (September 1, 2017) – Horizon Bancorp (NASDAQ GS: HBNC, “Horizon”), the parent of Horizon Bank, (“Horizon Bank”) announces the completion of the acquisition of Lafayette Community Bancorp and its wholly-owned subsidiary Lafayette Community Bank in Indiana, effective September 1, 2017. Lafayette Community Bancorp merged into Horizon and simultaneously Lafayette Community Bank merged into Horizon Bank. As previously announced, the bank will operate under the name Horizon Bank.

As part of this transaction, Horizon Bank added four new branches to expand its branch network to 60 offices throughout northern and central Indiana and southern Michigan and Ohio. “We’re confident customers will be pleased that many of the familiar faces they’ve come to know and trust will remain with Horizon at their local branch, and they will still be completely invested in the Lafayette community. Teaming up with the experienced banking professionals at Lafayette Community Bank has truly been a pleasure.  They are a cohesive group of professionals committed to their customers and the community,” said Craig M. Dwight, Horizon Bank’s Chairman and Chief Executive Officer.

Bradley Marley, President and Chief Executive Officer of Lafayette Community Bank stated, “We are excited to team up with a company that covets the same values and culture ours has throughout the years. Horizon is a solid, growing company and we look forward to better serving the Lafayette community.”

Dwight further commented, “Horizon Bank will add value to the customers served by Lafayette Community Bank with an expanded branch network; a more robust product line-up including advanced treasury management services for businesses; a wide range of mortgage products; higher lending limits; and service guarantees on loan approvals.”

Marley also stated, “Local efforts will continue to be led by myself, Steve Hickman and Dick Murray, and we intend to establish a Greater Lafayette Advisory Board to maintain the pulse of the community.”

The companies are finalizing integration plans that include a systems integration and sign change expected to take place the weekend of September 23, 2017. As a result, customer accounts will automatically change to Horizon accounts with no action required on the part of the customer. Customer checks, direct deposits, payments, and account numbers will remain unchanged in order to make this transition as smooth as possible.

Horizon was advised by the law firm of Barnes & Thornburg LLP. Lafayette Community Bancorp was advised by Renninger & Associates, LLC and the law firm of SmithAmundsen LLC.

About Horizon Bancorp
Horizon Bancorp is an independent, commercial bank holding company serving northern and central Indiana, southwest and central Michigan, and central Ohio through its commercial banking subsidiary Horizon Bank. Horizon also offers mortgage-banking services throughout the Midwest. Horizon Bancorp may be reached online at www.horizonbank.com.  Its common stock is traded on the NASDAQ Global Select Market under the symbol HBNC.

-MORE-

Page 2: Cont. Horizon Bancorp Announces Closing of and Lafayette Community Bancorp Merger

About Lafayette Community Bancorp
Lafayette Community Bancorp operates as the bank holding company for Lafayette Community Bank that provides commercial banking services in Tippecanoe County, Indiana. Lafayette Community Bank was founded in 2000 and operates offices throughout Lafayette and West Lafayette, Indiana.  Lafayette Community Bank may be reached online at www.lafayettecommunitybank.com.

Forward Looking Statements
This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Horizon.  For these statements, Horizon claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Statements in this press release should be considered in conjunction with the other information available about Horizon, including the information in the filings we make with the Securities and Exchange Commission.  Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance.  The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties.  We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance.

Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements.  Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Horizon’s reports filed with the Securities and Exchange Commission, including those described in its Form 10-K.  Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Horizon does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

Horizon Contact Information:	Lafayette Contact Information:

Craig M. Dwight	Bradley Marley
Chairman and	Chief Executive Officer
Chief Executive Officer	Phone: (765) 742-1523
Phone: (219) 873-2725
Fax: (219) 874-9280

Mark E. Secor
Chief Financial Officer
Phone: (219) 873-2611
Fax: (219) 874-9280

#  #  #